Exhibit 99.2
Fastly Announces Second Quarter 2020 Financial Results

SAN FRANCISCO (August 5, 2020) — Fastly, Inc. (NYSE: FSLY), provider of an edge cloud platform, today posted its financial results for the second quarter 2020 in its shareholder letter on the Investor Relations section of its website at https://investors.fastly.com.

“As the global pandemic continues to accelerate the need for businesses to focus on digital transformation, the demand for a modern, fast, and secure edge platform like ours continues to increase,” said Joshua Bixby, CEO of Fastly. “The value of our platform to our customers continues to show in our results. Fastly delivered another quarter of solid execution. We achieved strong top-line revenue growth, won new customers, expanded enterprise spend, delivered operating leverage, and bolstered our balance sheet. Despite the current economic uncertainty, we remain optimistic about the demand for our mission-critical services and the underlying growth of our business for the remainder of 2020 and years to come.”

Fastly management will host a live Q&A session today at 2:00 p.m. PT / 5:00 p.m. ET to discuss financial results and outlook.

Fastly Second Quarter 2020 Q&A Session
When: Wednesday, August 5, 2020
Time: 2:00 p.m. PT / 5:00 pm ET
Conference ID: 4799269
Live Call: (833) 968-2077 (US/Canada) or (236) 714-2139 (International)
Webcast: https://investors.fastly.com

The webcast will be archived on the investor relations site following the call.

About Fastly
Fastly helps people stay better connected with the things they love. Fastly’s edge cloud platform enables customers to create great digital experiences quickly, securely, and reliably by processing, serving, and securing our customers’ applications as close to their end-users as possible — at the edge of the Internet. The platform is designed to take advantage of the modern internet, to be programmable, and to support agile software development. Fastly’s customers include many of the world’s most prominent companies, including Vimeo, Pinterest, The New York Times, and GitHub.

This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our future financial and operating performance, including our outlook and guidance, the impact of the global pandemic in accelerating the need for businesses to focus on digital transformation, the demand for our mission-critical services, and the accelerated growth of our business in the future. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (SEC), including in Fastly’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and our Quarterly Reports on Form 10-Q. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.

Source: Fastly, Inc.

Investor Contact:
Maria Lukens
ir@fastly.com

Media Contact:
Elaine Greenberg
press@fastly.com